Exhibit 4.1

SOUTHWESTERN ENERGY COMPANY,

as ISSUER

AND

U.S. BANK NATIONAL ASSOCIATION

as TRUSTEE

INDENTURE

Dated as of January 23, 2015

i

INDENTURE, dated as of January 23, 2015, between Southwestern Energy Company, a Delaware corporation (the “Company”) and U.S. Bank National Association, a national banking association, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued hereunder in one or more series as provided in this Indenture.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

“Additional Securities” has the meaning assigned to it in Section 2.14.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement, or otherwise. No natural person who is an executive officer or director of such Person shall, solely by virtue of such position, be deemed to control such Person.

“Agent Members” has the meaning assigned to it in Section 2.07(b).

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rates at which the applicable series of Securities bear interest, compounded semiannually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation” below.

“Authenticating Agent” has the meaning assigned to it in Section 2.04(e).

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or non-U.S. law for the relief of debtors.

“Bankruptcy Law Event of Default” means:

(1) the entry by a court of competent jurisdiction of: (i) a decree or order for relief in respect of any Bankruptcy Party in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order (A) adjudging any Bankruptcy Party a bankrupt or insolvent, (B) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, any Bankruptcy Party under any Bankruptcy Law,

(C) appointing a Custodian of any Bankruptcy Party or of all or substantially all of the property of the Company on a consolidated basis, or (D) ordering the winding-up or liquidation of the affairs of any Bankruptcy Party , and in each case, the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days; or

(2) (i) the commencement by any Bankruptcy Party of a voluntary case or proceeding under any Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, (ii) the consent by any Bankruptcy Party to the entry of a decree or order for relief in respect of any Bankruptcy Party in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding under any Bankruptcy Law against any Bankruptcy Party , (iii) the filing by any Bankruptcy Party of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, (iv) the consent by any Bankruptcy Party to the filing of such petition or to the appointment of or taking possession by a Custodian of any Bankruptcy Party or of any substantial part of the property of the Company on a consolidated basis, (v) the making by any Bankruptcy Party of an assignment for the benefit of creditors, or (vi) the approval by stockholders of any Bankruptcy Party of any plan or proposal for the liquidation or dissolution of such Bankruptcy Party.

“Bankruptcy Party” means the Company or any Significant Subsidiary of the Company.

“Board of Directors” means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law or regulation to close in New York City.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” means, as to any Person, any and all shares, units of beneficial interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities or other indebtedness convertible into such equity.

“Certificated Securities” means Securities in physical certificated form issued, in registered form, pursuant to Section 2.07(e) in exchange for interest in a Global Security or otherwise.

“Change of Control” means the occurrence of any of the following:

(1) any “person,” as such term is used in Section 13(d)(3) of the Exchange Act, becoming the beneficial owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Company; provided that a transaction in which the Company becomes a Subsidiary of another Person shall not constitute a Change of Control if, immediately following such transaction, (a) the Persons who were stockholders of the Company immediately prior to such transactions continue to beneficially own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding Voting Stock of such other Person of whom the Company has become a Subsidiary and (b) no Person other than such other Person of whom the Company has become a Subsidiary beneficially owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of the Company;

(2) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, lease or other disposition of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person, other than (i) (A) a transaction following which in the case of a merger or consolidated transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person (or any parent thereof) in such merger or consolidation transaction immediately after such transaction or (B) a transaction that would be permitted under the proviso to clause (1) of this definition of “Change of Control”; or (ii) in the case of a sale, lease or other disposition of assets transaction, a transaction in which each transferee becomes an obligor in respect of the Securities of the relevant series and a Subsidiary of the transferor of such assets; or

(3) the adoption of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Event” means the occurrence of either of the following:

(1) if the Securities of a particular series do not have an Investment Grade Rating from both of the Rating Agencies on the first day of the Trigger Period, such Securities of such series are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating thereof on the first day of the Trigger Period by both of the Rating Agencies on any date during the Trigger Period; or

(2) if the Securities of a particular series have an Investment Grade Rating from both of the Rating Agencies on the first day of the Trigger Period, such Securities cease to have an Investment Grade Rating by both of the Rating Agencies on any date during the Trigger Period;

provided, however, that for so long as any of the Company’s Existing Senior Securities are outstanding, if the Company is required to offer to purchase any such Existing Senior Securities as a result of the occurrence of a Change of Control (as defined in such Existing Senior Securities), then the occurrence of such Change of Control shall constitute a Change of Control Event.

For purposes of the foregoing, “Existing Senior Securities” means shall mean (i) such series of such senior notes may be specified in the terms of such series of Securities or (i) if no such series are specified as described in clause (i), each series of senior notes issued by the Company that is outstanding on the original issue date of the relevant series of Securities (excluding any issuance of Additional Securities of such series).

If a Rating Agency is not providing a rating for the Securities of a particular series at the commencement of the Trigger Period, a Change of Control Event shall be deemed to have occurred with respect to such Rating Agency as a result of the related Change of Control. Notwithstanding the foregoing, no Change of Control Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually occurred.

“Change of Control Notice” means notice of a Change of Control Offer made with respect to Securities of a specified series pursuant to Section 3.09, which shall be mailed first-class, postage prepaid, to each record Holder as shown on the Security Register within 30 days following a Change of Control Event, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer and shall state:

(1) that a Change of Control Event has occurred and that pursuant to Section 3.09, such Holder has the right to require the Company to repurchase all or any part of such Holder’s Securities of such series for the Change of Control Payment;

(2) the Change of Control Payment Date;

(3) that any Securities or portions thereof not properly tendered will remain outstanding and continue to accrue interest;

(4) that, unless the Company defaults in the payment of the Change of Control Payment with respect thereto, all Securities or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;

(5) that any Holder electing to have any Securities or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender such Securities (in accordance with the applicable rules and procedures of the relevant security settlement and clearance organization, if any, if in global form), with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Securities completed, to the Paying Agent at the address specified in the Change of Control Notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

(6) that any Holder shall be entitled to withdraw its tendered Securities or portions thereof and such election to require the Company to purchase such Securities or portions thereof, provided that the Paying Agent receives, not later than the close of business on the Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Securities tendered for purchase, and a statement that such Holder is withdrawing such tendered Securities and such Holder’s election to have such Securities or portions thereof purchased pursuant to the Change of Control Offer;

(7) that any Holder electing to have Securities purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be equal to at least the minimum denomination of such series of Securities as specified in the relevant terms of such series of Securities, and in integral multiples of any specified minimum denominations in excess thereof;

(8) that any Holder of Securities whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal in principal amount to at least the minimum denomination of such series of Securities as specified in the relevant terms of such series of Securities, and in integral multiples of any specified minimum denominations in excess thereof;

(9) that the Trustee will return to the Holder of a Global Security that is being purchased in part, such Global Security with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Security;

(10) the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Securities or any portion thereof purchased; and (12) any other information necessary to enable any Holder to tender Securities and to have such Securities purchased pursuant to Section 3.09.

“Change of Control Offer” has the meaning assigned to it in Section 3.09.

“Change of Control Payment” has the meaning assigned to it in Section 3.09.

“Change of Control Payment Date” means a Business Day no earlier than 30 calendar days nor later than 60 calendar days subsequent to the date that a Change of Control Notice is mailed (other than as may be required by law).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in the introductory paragraph to this Indenture and its successors and assigns, including any Successor Company that becomes such in accordance with Article IV.

“Company Order” means a written order of the Company signed by an Officer of the Company.

“Consolidated Assets” means the Company’s total assets as they appear on the Company’s most recently prepared consolidated balance sheet as of the end of a fiscal quarter.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be principally administered, which office at the date hereof is located at 5555 San Felipe, Suite 1150, Houston, Texas 77056, Attention: Corporate Trust, or

such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company). For purposes of Sections 2.06 and 3.02, the Corporate Trust Office shall be located at U.S. Bank National Association, 5555 San Felipe, Suite 1150, Houston, Texas 77056 or at 100 Wall Street, Suite 1600, New York, New York 1005, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address in New York City as such successor Trustee may designate from time to time by notice to the Company).

“Covenant Defeasance” has the meaning assigned to it in Section 8.03.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Senior Credit Facility), in each case with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables) or letters of credit, in each case, as amended, extended, restated, renewed, refunded, replaced or refinanced (in each case with credit facilities), supplemented or otherwise modified (in whole or in part and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning assigned to it in Section 2.05(d).

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

“Event of Default” has the meaning assigned to it in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Senior Securities” shall have the meaning set forth in the definition of “Change of Control Event.”

“Funded Debt” means all indebtedness for borrowed money owed or guaranteed by the Company or any of its Subsidiaries and any other indebtedness which, under GAAP, would appear as indebtedness on the most recent consolidated balance sheet of the Company, which matures by its terms more than 12 months from the date of such consolidated balance sheet or which matures by its terms in less than 12 months but by its terms is renewable or extendible beyond 12 months from the date of such consolidated balance sheet at the option of the borrower.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, consistently applied.

“Global Securities” and “Global Security” each has the meaning assigned to it in Section 2.07(a).

“Guaranteed Obligations” has the meaning assigned to it in Section 11.02(a).

“Holder” or other similar terms mean a Person in whose name a Security is registered in the Security Register.

“Indenture” means this Indenture as amended or supplemented from time to time, and shall include the terms of particular series of Securities established as contemplated hereunder.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Grade Rating” means a rating by any Ratings Agency equal to or greater than (i) BBB- by S&P or (ii) Baa3 by Moody’s, or (iii) the equivalent thereof under any new ratings system if the ratings system of either such agency shall be modified after the date hereof, or (iv) the equivalent rating or any other Ratings Agency selected by the Company as provided by the definition of Ratings Agency.

“Legal Defeasance” has the meaning assigned to it in Section 8.02.

“Legal Holiday” has the meaning assigned to it in Section 14.06.

“Lien” means any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other encumbrance of any nature whatsoever.

“Maturity Date,” when used with respect to any Security, means the stated due date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Services, Inc. or any successor to the rating agency business thereof.

“Notice of Default” has the meaning assigned to it in Section 7.05.

“Officer” means, when used in connection with any action to be taken by the Company or a Security Guarantor, as the case may be, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller or the Secretary of the Company or such Security Guarantor, as the case may be.

“Officer’s Certificate” means, when used in connection with any action to be taken by the Company or a Security Guarantor, as the case may be, a certificate signed by an Officer of the Company or such Security Guarantor, respectively, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who, unless otherwise indicated in this Indenture, may be an employee of or counsel for the Company, or any of its Subsidiaries or any Security Guarantor, and who shall be reasonably acceptable to the Trustee.

“Ordinary Course Lien” means any:

(1) Lien incurred in the ordinary course of business to secure the obtaining of advances or the payment of the deferred purchase price of property;

(2) Lien created by any interest or title of a lessor under any lease entered into by the Company or any Subsidiary in the ordinary course of business and covering only the assets so leased;

(3) Lien that is a contractual right of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of indebtedness, (b) relating to pooled deposits or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (c) relating to purchase orders and other agreements entered in the ordinary course of business;

(4) oil, gas or mineral leases arising in the ordinary course of business where the Lien arises from the rights of lessors;

(5) customary initial deposits and margin deposits and any similar Lien attaching to commodity trading accounts or other brokerage accounts that are not for speculative purposes and arise in the ordinary course of business, including Swap Agreements, but only to the extent the Liens encumber cash, cash equivalents, securities, certificates of deposits or similar investments or accounts only containing such items;

(6) Lien arising from the sale or other transfer in the ordinary course of business of (A) crude oil, natural gas, other petroleum hydrocarbons or other minerals in place for a period of time until, or in an amount such that, the purchaser or other transferee will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals, or (B) any other interest in property of the character commonly referred to as a “production payment,” “overriding royalty,” “forward sale” or similar interest;

(7) Lien in favor of the United States of America, any State, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing, refurbishing, developing or improving any property subject thereto, including without limitation, any Lien to secure indebtedness of pollution control or industrial revenue bond type; and

(8) Lien arising from any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the sale of, any property of the Company or any Subsidiary upon payment of reasonable compensation therefor or to terminate any franchise.

“Outstanding” means, when used with reference to Securities of a series, subject to the provisions of Article XII, means, as of the date of determination, all Securities of such series previously authenticated and delivered under this Indenture, except:

(1) Securities thereto for canceled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities, or portions thereof, for the payment, redemption or, in the case of a Change of Control Offer, purchase of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company, a Security Guarantor or an Affiliate of the Company) in trust or set aside and segregated in trust by the Company, any Security Guarantor, an Affiliate of the Company or a third party (if the Company, such Security Guarantor, such Affiliate or such third party is acting as the Paying Agent) for the Holders of such Securities; provided that, if the Securities (or portions thereof) are to be redeemed or purchased, notice of such redemption or purchase has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Securities which have been surrendered pursuant to Section 2.09 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

(4) solely to the extent provided in Article VIII, Securities which are subject to Legal Defeasance or Covenant Defeasance as provided in Article VIII;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities of such series owned by the Company, a Security Guarantor or any other obligor upon the Securities of such series or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities of such series which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities of such series so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities of such series and that the pledgee is not the Company or any other obligor upon the Securities of such series or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) and interest, if any, on any Securities on behalf of the Company. The Company may act as Paying Agent with respect to any Securities issued hereunder. The term “Paying Agent” includes any additional paying agent that the Company may authorize.

“Payment Office,” when used with respect to the Securities of or within any series, means the place or places where the principal of (and premium, if any) and interest on such Securities are payable as specified as contemplated by Sections 2.03 and 3.01.

“Permitted Lien” means any Lien incurred, assumed or guaranteed that do not arise from indebtedness for borrowed money and, without limiting the foregoing, also do not apply to Liens on Principal Property:

(1) with respect to any series of Securities, any Lien (A) existing as of the issue date of such series of Securities (excluding any subsequent issuance of Additional Securities of such series) or (B) relating to a contract or arrangement that was entered into by the Company or any of its Subsidiaries prior to the issue date of such series of Securities (excluding any subsequent issuance of Additional Securities of such series);

(2) upon any Principal Property (including any related contract rights) existing at the time of acquisition thereof by the Company or any of its Subsidiaries (whether such acquisition is direct or by acquisition of stock, assets or otherwise, provided any such Lien is not incurred in contemplation of such acquisition);

(3) securing indebtedness under Credit Facilities of any Subsidiary of the Company that is not a Security Guarantor; provided that the aggregate principal amount of any indebtedness under such Credit Facilities shall not exceed $250.0 million at any time outstanding;

(4) upon or with respect to any property (including any related contract rights) acquired, constructed, refurbished or improved by the Company or any of its Subsidiaries (including, but not limited to, any Lien to secure all or any part of the cost of construction, alteration or repair of any building, equipment, facility or other improvement on, all or any part of such property, including any pipeline financing) after the issue date of such series of Securities (excluding any subsequent issuance of Additional Securities of such series) which are created, incurred or assumed contemporaneously with, or within 360 days after, the latest to occur of the acquisition (whether by acquisition of stock, assets or otherwise), completion of construction, refurbishment or improvement, or the commencement of commercial operation, of such property (or, in the case of Liens on contract rights, the completion of construction or the commencement of commercial operation of the facility to which such contract rights relate, regardless of the date when the contract was entered into) to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction, refurbishment or improvement; provided, however, that in the case of any such construction, refurbishment or improvement, the Lien shall relate only to indebtedness reasonably incurred to finance such construction, refurbishment or improvement;

(5) securing indebtedness owing by any of the Company’s Subsidiaries to the Company or to other Subsidiaries;

(6) arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing indebtedness;

(7) for the sole purpose of extending, renewing or replacing (or successive extensions, renewals or replacements), in whole or in part, any Lien referred to in the foregoing subsections (1), (2), (4), (6) or this subsection (7) of this definition of “Permitted Liens”, or of any indebtedness secured thereby; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the property subject to the Lien so extended, renewed or replaced (plus refurbishment of or improvements on or to such property); and

(8) any Ordinary Course Lien arising, but only so long as continuing, in the ordinary course of the Company’s business or the business of the Company’s Subsidiaries.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including, without limitation, dividends, distributions and increases in respect thereof).

“Permitted Sale and Leaseback Transaction” means:

(1) any Sale and Leaseback Transaction if, within 180 days from the effective date of such Sale and Leaseback Transaction, the Company applies or any of its Subsidiaries applies an amount not less than the greater of:

(A) the net proceeds of the sale of the property leased pursuant to such arrangement; or

(B) the fair value of the property

to retire its Funded Debt, including, for this purpose, any currently maturing portion of such Funded Debt, or to purchase other property having a fair value at least equal to the fair value of the property leased in such Sale and Leaseback Transaction; or

(2) any Sale and Leaseback Transaction:

(A) between the Company and any of its Subsidiaries or between any of the Company’s Subsidiaries; or

(B) for which, at the time the transaction is entered into, the term of the related lease to the Company or its Subsidiary of the property sold pursuant to such transaction is three years or less.

“Person” means an individual, corporation, partnership, association, limited partnership corporation, company, limited liability company, joint stock company, unincorporated organization, trust, business trust, joint venture, or other entity or organization, including a governmental or political subdivision or any agency or instrumentality thereof.

“Principal Amount” means, when used with respect to any Security, the amount of principal of such Security that could be declared due and payable pursuant to Section 6.02.

“Principal Property” has the meaning assigned to it in Section 3.07.

“Principal Transmission Facility” means any transportation or distribution facility, including pipelines, of the Company or any Subsidiary of the Company located in the United States of America other than (i) any such facility which in the opinion of the Board of Directors of the Company is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole, or (ii) any such facility in which interests are held by the Company or by one or more of its Subsidiaries or by the Company and one or more of its Subsidiaries and by others and the aggregate interest held by the Company and all of its Subsidiaries does not exceed 50%.

“Productive Property” means any property interest owned by the Company or any Subsidiary of the Company in land (including submerged land and rights in and to oil, gas and mineral leases) located in the United States of America classified by the Company or such Subsidiary, as the case may be, as productive of crude oil, natural gas or other petroleum hydrocarbons in paying quantities; provided that such term shall not include any exploration or production facilities on said land, including any drilling or producing platform.

“Ratings Agency” means any of:

(1) Moody’s;

(2) S&P; or

(3) if S&P or Moody’s ceases to rate the Securities of a particular series or ceases to make a rating on the Securities of a particular series publicly available, an entity registered as a “nationally recognized statistical rating organization” (registered as such pursuant to Section 3(a)(62) of the Exchange Act) then making a rating on such Securities publicly available selected by the Company (as certified by an Officers’ Certificate delivered to the Trustee), which shall be substituted for S&P or Moody’s, as the case may be.

“Redemption Price” means, when used with respect to any Security to be redeemed, the price (including premium, if any) at which it is to be redeemed pursuant to this Indenture and such Securities.

“Registrar” has the meaning assigned to it in Section 2.06(a).

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 2.03.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person, or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of the Company of any property, whether owned as of the date of this Indenture or thereafter acquired, which has been or is to be sold or transferred by the Company or such

Subsidiary to such Person, or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property, in each case provided that the completion of construction or the commencement of commercial operation of the property subject to such transaction shall have occurred more than 180 days prior thereto.

“SEC” means the Securities and Exchange Commission or, if at any time after the execution of this instrument the SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Secured Debt” means any indebtedness for borrowed money incurred, assumed or guaranteed by the Company or one its Subsidiaries that is secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” or “Securities” means any of the Company’s Security or Securities, as the case may be, issued and authenticated pursuant to this Indenture.

“Security Custodian” means the custodian with respect to any Global Security appointed by the Depositary, or any successor Person thereto, and shall initially be the Trustee with respect to each series of Securities unless otherwise specified in the terms thereof.

“Security Guarantee” means, at any time, the guarantee of the Company’s obligations under this Indenture and the Securities by each Securities Guarantor pursuant to Article XI.

“Security Guarantor” means, at any time, each Person guaranteeing Securities under this Indenture pursuant to Article XI.

“Security Register(s)” has the meaning assigned to it in Section 2.06.

“Senior Credit Facility” means the Credit Agreement dated December 16, 2013 among Southwestern Energy Company, JPMorgan Chase Bank, NA, as administrative agent, Bank of America, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agent, Citibank, N.A. and The Royal Bank of Scotland plc, as Co-Documentation Agents, and the other lenders named therein, as such agreement has been or may be amended, restated or replaced from time to time.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” of the Company as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the date of this Indenture.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Special Record Date” has the meaning assigned to it in Section 2.13(a).

“Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, association, partnership or other legal entity of which, in the case of a corporation, more than 50% of the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock or any other class or classes of such corporation has or might have voting power upon the occurrence of any contingency) or, in the case of any partnership or other legal entity, more than 50% of the ordinary equity capital interests, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Successor Company” has the meaning assigned to it in Section 4.01(a).

“Swap Agreement” means (a) any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any master agreement; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, Officers, employees or consultants of the Company or any of its Subsidiaries shall be a “Swap Agreement.”

“Trigger Period” means the period commencing on the day of the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either of the Ratings Agencies has publicly announced that it is considering a possible ratings downgrade related to such Change of Control).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was originally executed, and “TIA,” when used in respect of an indenture supplemental hereto, means such Act as in force at the time such indenture supplemental hereto becomes effective.

“Trust Officer” means, when used with respect to the Trustee, any officer assigned to Corporate Trust department (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 7.01(c)(2) and the second sentence of Section 7.05 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in the introductory paragraph of this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

SECTION 1.02 Incorporation by Reference of Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with the rights or duties that would be imposed by any of Sections 310 to 317 of the Trust Indenture Act through operation of Section 318(c) thereof on any Person if this Indenture were qualified under the Trust Indenture Act, such imposed duties shall control.

The following Trust Indenture Act term used in this Indenture has the following meaning:

“obligor” on the Securities means the Company, each Security Guarantor and any successor obligor upon the Securities.

All other Trust Indenture Act terms used in this Indenture, other than any other term that is defined in Section 1.01, that are defined by the Trust Indenture Act, defined in the Trust Indenture Act by reference to another statute, or defined by rules or regulations of the SEC have the meanings assigned to them by such definitions.

SECTION 1.03 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) references to payment of principal of the Securities shall include applicable premium, if any;

(g) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(h) references herein to Article and Section numbers are references to Articles and Sections, respectively, of this Indenture, unless the context otherwise requires.

ARTICLE II

THE SECURITIES

SECTION 2.01 Forms Generally. (a) The Securities of each series shall be in substantially the forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such notations, legends or endorsements placed thereon as may be required by law, stock exchange rule or Depositary rule or usage or as may, consistently herewith, be determined by the Officer or Officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 2.04 for the authentication and delivery of such Securities.

(b) The Trustee’s certificate of authentication on all Securities shall be in substantially the form set forth in Section 2.02.

(c) The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the Officer or Officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.02 Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be substantially in the following form:

“This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:
Authorized Signatory”

SECTION 2.03 Amount Unlimited; Issuable in Series. (a) The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

(b) The Securities may be issued from time to time in one or more series. Prior to the issuance of Securities of any series, there shall be established in or pursuant to (i) a Board Resolution; (ii) action taken pursuant to a Board Resolution and (subject to Sections 2.04 and 2.05) set forth, or determined in the manner provided, in an Officer’s Certificate; or (iii) one or more indentures supplemental hereto:

(1) the title of the Securities of such series (which shall distinguish the Securities of such series from all other Securities issued pursuant to the Indenture);

(2) the purchase price, denomination and any limit upon the aggregate principal amount of the Securities of such series that may be authenticated and delivered under this Indenture (except for any Securities of such series authenticated and delivered upon registration of transfer of, in lieu of, or in exchange for, other Securities of such series pursuant to Sections 2.04, 2.06, 2.07, 2.09, 2.11, 3.09, 5.02 or 10.05);

(3) the date or dates on which the principal of and premium, if any, on the Securities of such series is payable or the method of determination thereof;

(4) the rate or rates at which the Securities of such series shall bear interest, if any, or the method of calculating such rate or rates of interest;

(5) the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Interest Payment Date;

(6) if the Securities of such series will have the benefit of any Security Guarantees, the terms and conditions of any such guarantee or guarantees and the identities of any Security Guarantor or Guarantors;

(7) the place or places where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable;

(8) the place or places where the Securities may be exchanged or transferred;

(9) the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which Securities of such series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option, and, if other than as provided in Section 5.02, the manner in which the particular Securities of such series (if less than all Securities of such series are to be redeemed) are to be selected for redemption;

(10) the obligation, if any, of the Company to redeem or purchase Securities of such series in whole or in part pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which Securities of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(11) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of such series shall be issuable;

(12) if the payments of principal of (and premium, if any) and interest, if any, on the Securities of such series are to be made, at the election of the Company or a Holder, in a currency or currencies (including currency unit or units) other than that in which such Securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

(13) if the amount of payments of principal of (and premium, if any) and interest, if any, on the Securities of such series shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the Securities of such series are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

(14) if, other than the principal amount thereof, the portion of the principal amount of Securities of such series which shall be payable upon declaration of acceleration of the Maturity Date thereof pursuant to Section 6.02 or the method by which such portion shall be determined;

(15) any modifications of or additions to the Events of Default or the covenants of the Company or any Security Guarantor set forth in this Indenture with respect to Securities of such series;

(16) under what circumstances, if any, the Company will pay additional amounts on the Securities of such series held by a Person who is not a U.S. Person in respect of taxes or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts (and the terms of any such option);

(17) if either or both of Section 8.02 and Section 8.03 shall be inapplicable to the Securities of such series (provided, that if no such inapplicability shall be specified, then both Section 8.02 and Section 8.03 shall be applicable to the Securities of such series);

(18) if other than the Trustee, the identity of the Registrar and any Paying Agent;

(19) if the Securities of such series shall be issued in whole or in part in global form, (i) the Depositary for such Global Securities; (ii) the form of any legend in addition to or in lieu of that in Section 2.08 which shall be borne by such Global Securities; (iii) whether beneficial owners of interests in any Securities of the series in global form may exchange such interests for Certificated Securities of such series and of like tenor of any authorized form and denomination; and (iv) if other than as provided in Section 2.07, the circumstances under which any such exchange may occur; and (20) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 10.01, but which may modify or delete any provision of this Indenture insofar as it applies to such series), including any terms which may be required by or advisable under the laws of the United States of America or regulations thereunder or advisable (as determined by the Company) in connection with the marketing of Securities of the series.

(c) All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided (i) by a Board Resolution; (ii) by action taken pursuant to a Board Resolution and (subject to Sections 2.04 and 2.05) set forth, or determined in the manner provided, in an Officer’s Certificate; or (iii) in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of Additional Securities of such series, which shall be issued pursuant to Section 2.14 below.

(d) If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth, or providing the manner for determining, the terms of the Securities of such series, and an appropriate record of any action taken pursuant thereto in connection with the issuance of any Securities of such series shall be delivered to the Trustee prior to the authentication and delivery thereof.

SECTION 2.04 Execution and Authentication. (a) Upon the execution and delivery of this Indenture, or from time to time thereafter, any one or more Officers of the Company (one of whom in each case shall be the Chairman of the Board, any Vice Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or any Vice President of the Company) may execute Securities on behalf of the Company and such Securities shall be delivered to the Trustee for authentication.

(b) The Securities shall be signed for the Company by one or more Officers of the Company (one of whom in each case shall be the Chairman of the Board, any Vice Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or any Vice President of the Company), by manual or facsimile signature, with or without a corporate seal affixed thereon. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless, and any Security may be signed on behalf of the Company by such Persons as at the actual date of execution of such Security shall be the proper Officers of the Company, as the case may be, even though at the date of the execution and delivery of this Indenture any such Person was not such Officer.

(c) Upon execution and delivery to the Trustee of Securities of a series together with all documents and certificates required by this Indenture, the Trustee shall thereupon authenticate and make available for delivery said Securities upon receipt of a Company Order, without any further action by the Company. Such Company Order shall specify the amount of the Securities to be authenticated and the date on which such issue of Securities is to be authenticated.

(d) A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security substantially in the form hereinabove recited. The signed certificate of authentication of the Trustee on a Security shall be conclusive evidence, and the only evidence, that such Security has been duly and validly authenticated and issued under this Indenture.

(e) The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

(f) In case a Successor Company has executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Securities authenticated or delivered prior to such transaction may, from time to time, at the request of the Successor Company, be exchanged for other Securities executed in the name of the Successor Company with such changes in phraseology and form as may be appropriate, but otherwise identical to the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Successor Company, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a Successor Company pursuant to this Section 2.04(f) in exchange or substitution for or upon registration of transfer of any Securities, such Successor Company, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

SECTION 2.05 Denomination and Date of Securities; Payments of Interest. (a) The Securities shall be issuable in such denominations as shall be specified as contemplated by Section 2.03. In the absence of any such provisions with respect to the Securities, the Securities shall be issuable in denominations of $1,000 and any integral multiple thereof. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Officer(s) of the Company executing the same may determine with the approval of the Trustee.

(b) Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, including those required by Section 2.04, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage.

(c) Each Security shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the Interest Payment Dates specified on the face of the form of such Security. Except as otherwise specified as contemplated by Section 2.03 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

(d) The person in whose name any Security is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to the Regular Record Date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest (“Defaulted Interest”), plus (to the extent lawful) any interest payable on the Defaulted Interest, shall be paid to the persons in whose names Outstanding Securities are registered at the close of business on a subsequent Regular Record Date (which shall be not less than five Business Days prior to the date of such payment) established by notice given by mail by or on behalf of the Company to the Holders of Securities not less than 15 days preceding such subsequent Regular Record Date.

SECTION 2.06 Registration, Transfer and Exchange. (a) The Securities are issuable only in registered form. The Company shall maintain an office or agency in the Borough of Manhattan, City of New York (the “Registrar”) and, for each series of Securities, a register or registers (the “Security Register(s)”) where, subject to such reasonable regulations as the Registrar may prescribe, Securities may be presented for payment and for the service of notices and demands to or upon the Company in respect of the Securities and the Indenture. The Registrar shall keep the Security Register(s) and will register the ownership of, and will register the transfer of, Securities as provided in this Article. Such Security Register or Security Registers shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such Security Register or Security Registers shall be open for inspection by the Trustee. The initial Registrar shall be the Trustee at its Corporate Trust Office. The Company may appoint one or more co-Registrars and one or more Paying Agents. The term “Registrar” includes any co-Registrar and the term “Paying Agent” includes any additional Paying Agents.

(b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-Registrar not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. Any such agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its Subsidiaries may act as Paying Agent, Registrar, co-Registrar or transfer agent.

(c) Upon due presentation for registration of transfer of any Security of any series at each such office or agency, the Company shall execute and the Trustee shall authenticate and make available for delivery in the name of the designated transferee or transferees a new Security or Securities of the same series, in each case, of any authorized denominations and of a like aggregate Principal Amount; provided that any Securities presented or surrendered for registration of transfer shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(d) At the option of the Holder, Securities of any series (except a Global Security) may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and Stated Maturity, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

(e) A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar and any of their respective agents shall treat the person in whose name the Security is registered as the owner thereof for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not the Security shall be overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar or any of their respective agents shall be affected by notice to the contrary. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal Principal Amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met. To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Company will execute and the Trustee will authenticate Global Securities and Certificated Securities at the Registrar’s or co-Registrar’s request.

(f) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessments or similar governmental charges payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 2.10, 3.09, 5.03 or 10.05). No service charge to any Holder shall be made for any such transaction.

(g) Neither the Registrar nor the Company shall be required to exchange or register a transfer of:

(i) any Securities of any series for a period beginning 15 days next preceding the first mailing of notice of redemption of Securities of such series to be redeemed and ending at the close of business of the day of such mailing;

(ii) any Securities of any series selected, called or being called for redemption except, in the case of any Security of such series where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed;

(iii) any Securities of any series for which a Change of Control Offer has been made and which Securities have been tendered to the Company pursuant to such Offer and not withdrawn; or (iv) any Securities of any series for a period beginning 15 days before an Interest Payment Date and ending on such Interest Payment Date.

(h) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(i) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article II. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(j) None of the Trustee, the Paying Agent or the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07 Book-Entry Provisions for Global Securities. (a) If Securities of or within a series are issuable in whole or in part in global form (such Securities in global form, “Global Securities”, and each such Security in global form, a “Global Security”), then each Global Security of such series initially shall:

(i) be registered in the name of the Depositary or the nominee of the Depositary;

(ii) be delivered to the Security Custodian;

(iii) bear the appropriate legend as set forth in Section 2.08.

Any Global Security may be represented by more than one certificate. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Security Custodian and the Depositary or its nominee as provided in this Indenture.

(b) Except as provided below, members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Security Custodian, or under any Global Security, and the Depositary may be treated by the Company, the Trustee, the Security Custodian, the Paying

Agent, the Registrar and any of their respective agents as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Security Custodian, the Paying Agent, the Registrar or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by Depositary or impair, as between Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of an owner of a beneficial interest in any Global Security. The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(c) None of the Trustee, the Paying Agent or the Registrar shall have any responsibility or obligation to any beneficial owner in a Global Security, an Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Agent Member, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Security). Except to the extent otherwise set forth in this Section 2.07, the rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to its applicable procedures. Except to the extent otherwise set forth in this Section 2.07, the Trustee, the Paying Agent and the Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee, the Paying Agent and the Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Trustee, the Paying Agent or the Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

(d) Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Certificated Securities.

(i) The Company may at any time and in its sole discretion determine that the Securities of a series issued in the form of one or more Global Securities shall no longer be represented by such Global Securities.

(ii) Certificated Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if:

(e) In connection with any transfer of a portion of the beneficial interests in a Global Security to beneficial owners pursuant to paragraph (c) of this Section 2.07, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more Certificated Securities of like tenor and amount. In connection with the exchange of an entire Global Security for Certificated Securities pursuant to paragraph (c) of this Section 2.07, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Certificated Securities of such series of like tenor and terms and in authorized denominations.

(f) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary for such series, its successors or their respective nominees. If at any time the Depositary for the Securities of such series notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be qualified to serve as Depositary, the Company shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, Certificated Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests as provided in subsection (c) above.

(g) Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary. Any beneficial interest in a Global Security that is transferred to a person who takes delivery in the form of an interest in another Global Security will, upon transfer, cease to be an interest in the first such Global Security and become an interest in the second such Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(h) In the event that Certificated Securities are not issued to each Holder of a beneficial interest in a Global Security promptly after the Registrar has received a request from the Holder of a Global Security to issue such Certificated Securities in accordance with Section 2.07(c)(ii)(C), the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 or Section 6.07 hereof, the right of any beneficial Holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial Holder’s Securities as if such Certificated Securities had been issued.

SECTION 2.08 Global Security Legend. Any Global Security shall bear a legend in substantially the following form on the face thereof, or in such other form as may be necessary or appropriate to reflect the arrangements with or to comply with the requirements of any Depositary:

“THIS IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER, AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

SECTION 2.09 Mutilated, Destroyed, Lost or Stolen Securities. (a) If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall execute, and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously Outstanding, if: (i) the requirements of Section 8-405 of the Uniform Commercial Code of the State of New York are met, (ii) the Holder satisfies any other reasonable requirements of the Trustee and the Company, and (iii) neither the Company nor the Trustee has received notice that such Security has been acquired by a protected purchaser. If required by the Trustee or the Company, such Holder shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, any Security Guarantor, the Trustee, the Paying Agent, the Registrar, any co-Registrar and the Security Custodian from any loss that any of them may suffer if a Security is replaced.

(b) Upon the issuance of any new Security under this Section 2.09, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses of the Company (including the fees and expenses of the Trustee and counsel) in connection therewith.

(c) Every new Security issued pursuant to this Section 2.09 in exchange for any mutilated Security, or in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Company, any Security Guarantor and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

(d) In case any Security which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Company may, instead of issuing a substitute Security of the same series, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

(e) The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.10 Temporary Securities. Pending the preparation and delivery of Certificated Securities of any series, the Company may execute and upon Company Order the Trustee shall authenticate and make available for delivery temporary Certificated Securities of such series. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities, including such reference to any provisions of this Indenture as may be appropriate. Without unreasonable delay, the Company shall prepare and execute and upon Company Order the Trustee shall authenticate definitive Securities; provided, that such execution and authentication shall be upon the same conditions and in substantially the same manner, and with like effect, as for the definitive Securities of such series. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and, upon Company Order and delivery to the Trustee of any other documents and certificates required by this Indenture, the Trustee shall authenticate and make available for delivery in exchange therefor one or more definitive Securities of such series representing an equal principal amount of Securities of such series. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Securities.

SECTION 2.11 Cancellation of Securities. All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Securities in its customary manner and policy of disposal and in accordance with prudent business practices. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.12 CUSIP and ISIN Numbers. The Company in issuing the Securities of any series may use a “CUSIP” and, if desired or required, an “ISIN” number (if then generally in use), and, if desired, other similar identifying number or numbers. The Trustee shall use the CUSIP numbers or ISIN numbers, as the case may be, in notices of redemption, exchange or similar transactions as a convenience to Holders of such series; provided, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers, ISIN numbers or such other identifying numbers as may be in use at such time.

SECTION 2.13 Defaulted Interest. Unless otherwise specified in the terms of any series of Securities, when any installment of interest with respect to any series of Securities becomes Defaulted Interest, such installment shall forthwith cease to be payable to the Holders in whose names the Securities of such series were registered on the Regular Record Date applicable to such installment of interest, and such Defaulted Interest (including any interest on such Defaulted Interest) shall be paid by the Company, at its election, as provided in Section 2.13(a) or (b) below.

(a) The Company may elect to make payment of any Defaulted Interest (including any interest payable on such Defaulted Interest) to the Holders in whose names the Securities of the relevant series are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee or the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 2.13(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each

Holder at such Holder’s address as it appears in the Securities Register, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 2.13(b); or

(b) Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of such series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.13(b), such manner of payment shall be deemed practicable by the Trustee. The Trustee shall in the name and at the expense of the Company cause prompt notice of the proposed payment and the date thereof to be sent, first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the Security Register.

SECTION 2.14 Additional Securities. (a) The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture and the relevant Securities, without the consent of the Holders, create and issue pursuant to this Indenture additional Securities of any series of Securities (“Additional Securities”) that shall have terms and conditions identical to those of the other Outstanding Securities, except with respect to:

(i) the issue date;

(ii) the amount of interest payable on the first Interest Payment Date after issuance of the Additional Securities;

(iii) the issue price;

(iv) any adjustments necessary in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws), the Code and any registration rights or similar agreement applicable to such Additional Securities, which are not adverse in any material respect to the Holder of any Outstanding Securities (other than such Additional Securities); and

(v) certain other terms that may be specified in any prospectus supplement relating to such issuance.

The Securities of a series previously issued and any Additional Securities in respect of such series of Securities shall be treated as a single class for all purposes under this Indenture; provided that the Additional Securities will have a separate CUSIP number unless (i) the Additional Securities have no more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (ii) such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

(b) With respect to Additional Securities of any series of Securities, the Company will set forth in an Officer’s Certificate pursuant to a resolution of the Board of Directors of the Company, copies of which will be delivered to the Trustee, the following information:

(i) the series and aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and

(ii) the issue date and the issue price of such Additional Securities.

ARTICLE III

COVENANTS

SECTION 3.01 Payment of Principal, Premium, if any, and, Interest. The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on the Securities of that series in accordance with the terms of the Securities of such series, any coupons appertaining thereto and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment. Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.

SECTION 3.02 Maintenance of Office or Agency. (a) The Company shall maintain a Payment Office where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b) The Company may also from time to time designate one or more other offices or agencies (in or outside the City of New York) where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

(c) Unless otherwise specified pursuant to the terms of the Securities of any series, the Trustee shall initially serve as Paying Agent with respect to each series of Securities.

SECTION 3.03 Money for Securities Payments to Be Held in Trust; Unclaimed Money. (a) If the Company or an Affiliate of the Company shall at any time act as the Company’s own Paying Agent with respect to any series of Securities, the Company or such Affiliate, as the case may be, will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act. Upon any proceeding under any Bankruptcy Law with respect to the Company or any Affiliate of the Company that is acting as Paying Agent with respect to any series of Securities, the Trustee shall replace the Company or such Affiliate as Paying Agent with respect to such series of Securities.

(b) When the Company shall have one or more Paying Agents for any series of Securities, the Company will cause each such Paying Agent for any series of Securities (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 3.03, that such Paying Agent will:

(i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent;

(ii) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(iii) give the Trustee notice of any Default by the Company or any Security Guarantor (or any other obligor upon the Securities of such series) in the making of any payment of principal, premium, if any, or interest on the Securities of such series; and (iv) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent for payment in respect of the Securities of such series.

(c) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent (if other than the Company or a Security Guarantor) shall be released from all further liability with respect to such money.

(d) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of any principal, premium or interest on any Security of any series and remaining unclaimed for two years after such principal premium, if any, or interest has become due and payable shall be paid to the Company on Company Order, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security and coupon, if any, shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, or at the discretion of the Company cause to be mailed to such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 3.04 Existence. Subject to Article IV, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 3.05 Reports by the Company. The Company covenants and agrees that it shall file with the Trustee, within 30 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, that any such annual and quarterly reports, information, documents and other reports and information filed with the SEC may be provided by the Company to the Trustee electronically. The Company shall comply with the other provisions of Section 314(a) of the Trust Indenture Act. Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 3.06 Annual Compliance Certificate; Notice of Defaults or Events of Default. The Company covenants and agrees to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate that complies with Section 314(a)(4) of the Trust Indenture Act stating that in the course of the performance by the signers of their duties as Officers of the Company, they would normally have knowledge of any Default or Event of Default under this Indenture and whether or not the signers know of any Default or Event of Default under this Indenture that occurred during such period. If they do, the certificate shall describe such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with any other applicable requirements of Section 314(a)(4) of the Trust Indenture Act.

SECTION 3.07 Limitation on Liens. The Company covenants and agrees that it shall not, and shall not permit any of its Subsidiaries to, incur, assume, or guarantee any indebtedness for borrowed money secured by a Lien on (a) any Productive Property, (b) any Principal Transmission Facility or (c) any shares of stock of any Subsidiary (collectively (a), (b) and (c), “Principal Property”), if the sum, without duplication, of

(i) the aggregate principal amount of all Secured Debt of the Company and its Subsidiaries (other than Secured Debt secured by a Permitted Lien); and

(ii) all Attributable Debt of the Company or its Subsidiaries in respect of Sale and Leaseback Transactions involving any Principal Property (other than Permitted Sale and Leaseback Transactions),

exceeds 15% of the Company’s Consolidated Assets, unless the Company provides that the Securities and the Security Guarantees will be secured equally and ratably with (or, at the Company’s option, prior to) such Secured Debt.

SECTION 3.08 Limitation on Sale and Leaseback Transactions. The Company covenants and agrees that neither it nor any of its Subsidiaries shall enter into, assume, guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction involving any Principal Property, unless, after giving effect thereto the sum, without duplication of:

(a) the aggregate principal amount of all Secured Debt (other than Secured Debt secured by a Permitted Lien); and

(b) all Attributable Debt in respect of such Sale and Leaseback Transactions (other than Permitted Sale and Leaseback Transactions),

does not exceed 15% of the Company’s Consolidated Assets. This Section 3.08 shall not apply to any Permitted Sale and Leaseback Transaction.

SECTION 3.09 Offer to Repurchase Upon Change of Control Event. (a) Unless specified to the contrary in the terms of a series of Securities, if a Change of Control Event occurs, each Holder shall have the right to require the Company to repurchase all or any part (in an amount equal to at least the minimum denomination of such series of Securities as specified in the terms thereof or an integral multiple as specified in excess thereof) of such Holder’s Securities at a purchase price, in cash, equal to 101% of the aggregate principal amount of such Holder’s Securities, plus accrued and unpaid interest, if any, and premium or liquidated damages, if any, up to but excluding the date of purchase (the “Change of Control Payment”), subject to the right of Holders on any relevant Regular Record Date to receive interest on the related relevant Interest Payment Date as described in Section 3.09(c) below. Within 30 days following a Change of Control Event, if the Company has not (prior to the Change of Control Event) sent a redemption notice for all the Securities in connection with an optional redemption permitted by Article V of this Indenture, the Company shall mail a Change of Control Notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee. On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Securities or portions of Securities (of at least the minimum denomination of such series of Securities as specified in the terms thereof or an integral multiple as specified in excess thereof) properly tendered pursuant to the Change of Control Offer;

(ii) all Attributable Debt of the Company or its Subsidiaries in respect of Sale and Leaseback Transactions involving any Principal Property (other than Permitted Sale and Leaseback Transactions), (a) the aggregate principal amount of all Secured Debt (other than Secured Debt secured by a Permitted Lien); and (b) all Attributable Debt in respect of such Sale and Leaseback Transactions (other than Permitted Sale and

Leaseback Transactions), (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered and not properly withdrawn; and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.

(b) The Paying Agent shall promptly mail to each Holder of Securities properly tendered and not withdrawn the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of at least the minimum denomination of such series of Securities as specified in the terms thereof or an integral multiple as specified in excess thereof. Any Security so accepted for payment shall cease to accrue interest on and after the Change of Control Payment Date unless the Company defaults in making the Change of Control Payment.

(c) If the Change of Control Payment Date is on or after a Regular Record Date for the payment of interest and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name the relevant Security is registered at the close of business on such Regular Record Date, and no further interest shall be payable to Holders who tender pursuant to the Change of Control Offer.

(d) Unless specified to the contrary in the terms of a series of Securities, the provisions described above shall be applicable to any Change of Control Event, except as described in this Section 3.09 or in the terms of the series of such Securities, whether or not any other provisions of this Indenture are applicable.

(e) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer with respect to any series of Securities upon a Change of Control Event if a third party makes the Change of Control Offer with respect to such series of Securities in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities to which such offer applies that are validly tendered and not properly withdrawn under such Change of Control Offer.

(f) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with any required repurchase of Securities as a result of a Change of Control Event. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, or compliance with the Change of Control Event provisions of this Indenture would constitute a violation of any such laws or regulations, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue of its compliance with such securities laws or regulations.

SECTION 3.10 Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision, or condition set forth in the provisions of any supplemental indenture specified in such supplemental indenture, with respect to the Securities of any series if the Holders of a majority in principal amount of all Outstanding Securities of such series shall, by act of such Holders in accordance with Section 12.01, either waive such compliance in such instance or generally waive compliance with such term, provision, or condition, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision, or condition will remain in full force and effect.

SECTION 3.11 Further Instruments and Acts. The Company and each Security Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper or as the Trustee may reasonably request to carry out more effectively the purpose of this Indenture.

ARTICLE IV

CONSOLIDATION, MERGER OR SALE OF ASSETS

SECTION 4.01 Consolidation and Mergers of the Company. The Company shall not consolidate with or merge into any other Person or sell, convey or transfer all or substantially all of its assets (determined on a consolidated basis) to any Person, unless:

(a) either (i) in the case of a consolidation or merger, the Company shall be the continuing or surviving Person or (ii) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the assets of the Company substantially as an entirety (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of and interest, if any, on all the Securities and the performance or observance of every covenant of this Indenture of the part of the Company to be performed or observed;

(b) immediately after giving effect to such transaction, no Event of Default, and no Default, shall have happened and be continuing; and

(c) the Company or the Successor Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, sale, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 4.02 Successor Company Substituted. Upon any such consolidation, merger, sale, conveyance or transfer in accordance with Section 4.01 hereof, the Successor Company shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance, transfer or other disposition, the provisions of this Indenture referring to the “Company” shall instead refer to the Successor Company and not to Southwestern Energy Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and the predecessor Person shall be released from all obligations and covenants under this Indenture and the Securities.

In case of any such consolidation, merger, sale, lease, conveyance or transfer, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

SECTION 4.03 Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, sale, transfer, lease, exchange or other disposition complies with the applicable provisions of this Indenture.

ARTICLE V

REDEMPTION OF SECURITIES

SECTION 5.01 Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.03 for Securities of any series) in accordance with this Article.

SECTION 5.02 Notice of Redemption; Partial Redemptions. (a) The Company shall give or cause the Trustee (in the name and at the expense of the Company) to give notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part by mailing notice of such redemption by first-class mail, postage prepaid, not less than 30 days nor more than 60 days prior to the date fixed for redemption, to each Holders of the Securities to be redeemed at their last addresses as they shall appear in the Security Register; provided, however, that redemption notices may be given more than 60 days prior to the date fixed for redemption if the notice is issued in connection with a defeasance of a series of Securities pursuant to Article VIII of this Indenture or a satisfaction and discharge of this Indenture. If the Trustee does not give the redemption notice, the Company shall deliver a copy of the notice to the Trustee. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other Security.

All notices of redemption shall state:

(i) the series of Securities to be redeemed (including CUSIP, ISIN or other identifying numbers, although no representation need be made as to the accuracy or correctness of such CUSIP, ISIN or other identifying numbers);

(ii) the date fixed for redemption;

(iii) the Redemption Price (or the method by which it will be determined) and the amount of any accrued interest or premium payable upon redemption;

(iv) whether the Company is redeeming all the Outstanding Securities of such series;

(v) if the Company is not redeeming all Outstanding Securities of such series, the aggregate principal amount of Securities that the Company is redeeming, the aggregate principal amount of Securities that will be Outstanding after the partial redemption and the identification of the particular Securities, or portions of the particular Securities, that the Company is redeeming;

(vi) if the Company is redeeming only part of a Security, the notice that relates to that Security shall state that on and after the redemption date, upon surrender of the Security, the Holder will receive without charge a new Security or Securities of authorized denominations for the principal amount of the Security remaining unredeemed;

(vii) the place or places where a Holder must surrender its Securities for payment of the Redemption Price;

(viii) that payment will be made upon presentation and surrender of such Securities;

(ix) that interest accrued to the date fixed for redemption will be paid as specified in said notice; and

(x) that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue.

(b) If the Company is not redeeming all Outstanding Securities of a series, the Trustee shall select the Securities to be redeemed pro rata, by lot or by such other method as the Trustee shall deem fair and appropriate (provided that, in the case of Global Securities, the Depositary shall select Global Securities for redemption pursuant to its applicable procedures). The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount of the Securities to be redeemed.

(c) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

(d) On or prior to 10:00 a.m. New York City time on the redemption date specified in the notice of redemption given as provided in this Section 5.02, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, set aside, segregate and hold in trust as provided in Section 3.03) an amount of money in immediately available funds sufficient to pay the Redemption Price of, and accrued interest, if any, on, all the Securities of a series that the Company is redeeming on that date. Trustee or Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed.

SECTION 5.03 Payment of Securities Called for Redemption. (a) If the Company, or the Trustee on behalf of the Company, gives notice of redemption in accordance with this Article V, the Securities, or the portions of the Securities, called for redemption in such notice shall, on the date fixed for redemption, become due and payable at the Redemption Price specified in the notice (together with accrued interest, if any, to the date fixed for redemption), and from and after such date (unless the Company shall default in the payment of such Securities at the Redemption Price and accrued interest) the Securities or the portions of Securities so called for redemption shall cease to bear interest. Upon surrender of such Securities for redemption in accordance with the redemption notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with accrued interest to the date fixed for redemption; provided that any payment of interest becoming due on the date fixed for redemption shall be payable to the holders of such Securities registered as such on the relevant Regular Record Date subject to the terms and provisions of Section 2.05 hereof.

(b) If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Security.

(c) Upon surrender of any Security that is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to or on the order of the Holder of such Security at the expense of the Company, a new Security or Securities of any authorized denominations as requested by the Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered; provided that each new Security shall be in a principal amount equal to the minimum denomination of such series of Securities or any or any minimum specified integral multiple in excess thereof.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default. (a) An “Event of Default” occurs with respect to the Securities of any series if:

(i) the Company defaults for 30 days or more in the payment of any interest on any Security of that series or any coupon appertaining thereto or any additional amount payable with respect to any Security of that series when due;

(ii) the Company defaults in the payment of the principal, or premium if any, on any Security of that series at its Maturity Date when and as due, or in the making of a mandatory sinking fund payment when and as due by the terms of the Securities of that series;

(iii) the Company defaults for 90 days or more after written notice to the Company by the Trustee or by the Holders of at least 25% of the Principal Amount of Securities of such series then Outstanding (which notice shall specify the non-compliance and state that it is a “Notice of Default” under the Indenture), in any material respect in the performance of any other agreement in the Indenture with respect to any Security of that series (other than an agreement, covenant or provision for which non-compliance is elsewhere in this Section 6.01 specifically dealt with);

(iv) principal of or interest on any indebtedness for borrowed money of the Company or any Significant Subsidiary (including indebtedness under this Indenture) is not paid within any applicable grace period after such payment is due, or the principal thereof is accelerated by the holders thereof because of a default, and the total principal amount of such indebtedness, whether it exists as of the date of this Indenture or shall hereafter be created, in either case exceeds $100,000,000, and such acceleration is not rescinded or annulled within 30 days or such indebtedness is not paid in full within 30 days; provided that such Event of Default will be cured or waived, without further action upon the part of either the Trustee or any Holder, if (A) the default that resulted in the acceleration of such other indebtedness is cured or waived; and (B) the acceleration is rescinded or annulled

(v) a Bankruptcy Law Event of Default;

(vi) in the case where a Security Guarantor guarantees such Securities, except as otherwise provided for in this Indenture, any Security Guarantee ceases to be in full force and effect, or any Security Guarantor denies or disaffirms its obligation under its Security Guarantee; or (vii) any other Event of Default provided with respect to Securities of that series.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(b) Notwithstanding the foregoing, the sole remedy of Holders of the Securities for an Event of Default resulting from

(i) any breach of the Company’s or any Security Guarantor’s obligation to file or furnish any documents or reports required to be filed or furnished, as the case may be, with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; or

(ii) any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act or of Section 3.05 of this Indenture;

shall, for the first 365 days after the giving of notice of the occurrence of such an Event of Default, consist exclusively of liquidated damages (“liquidated damages”), and Holders shall not have any right under the Indenture to accelerate the maturity of the Securities of any series as a result of any such breach except as described in this paragraph (b). If an Event of Default relating to any such obligation continues for 90 days after notice thereof is given in accordance with the Indenture, the Company shall pay liquidated damages to the Holders of the Outstanding Securities of such series at an annual rate equal to:

(iii) 0.25% per annum of the Principal Amount of the Outstanding Securities of such series from the 90 day following such notice to but not including the 180 day following such notice (or such shorter period until such Event of Default has been cured or waived); and

(iv) 0.50% per annum of the Principal Amount of the Outstanding Securities of such series from the 180 day following such notice to but not including the 365 day following such notice (or such shorter period until such Event of Default has been cured or waived).

On such 365 day (or earlier, if such Event of Default is cured or waived prior to such 365 day), such liquidated damages shall cease to accrue, and such Securities shall be subject to acceleration as provided above if the Event of Default is continuing. This paragraph (b) will not affect the rights of Holders in the event of the occurrence of any other Event of Default.

If liquidated damages are payable under this paragraph (b), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating the date on which such liquidated damages are or shall become payable. Unless and until a Trust Officer receives at the Corporate Trust Office such an Officer’s Certificate, the Trustee may assume without inquiry that no liquidated damages are or shall be payable. If the Company is required to pay any liquidated damages pursuant to this paragraph (b), the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, the Paying Agent) of the Company’s obligation to pay such liquidated damages no later than three Business Days prior to date on which any such liquidated damages are scheduled to be paid; provided that the Company shall make payments of all liquidated damages no later than the first Interest Payment Date subsequent to the 365 day following such notice (or such shorter period if such Event of Default has been cured or waived and liquidated damages have ceased to accrue). Such notice shall set forth the amount of liquidated damages to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall pay the liquidated damages to the Holders of record of each relevant series of Securities in the Security Register as of the close of business on the Business Day prior to the date on which such payment is made; provided that any liquidated damages payable as of the Maturity Date of any series of Securities shall be paid to the Holder receiving the payment of the principal amount of such Securities. The Trustee shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether liquidated damages are payable, or with respect to the nature, extent, or calculation of the amount of liquidated damages owed, or with respect to the method employed in such calculation of such liquidated damages.

SECTION 6.02 Acceleration. (a) If an Event of Default (other than an Event of Default specified in Section 6.01(a)(v) above with respect to the Company) shall have occurred and be continuing and is known to the Trustee, the Trustee, by written notice to the Company, or the Holders of not less than 25% in aggregate Principal Amount of the then Outstanding Securities of that series, by written notice to the Company and the Trustee, may declare the unpaid principal of (and premium, if any) and any accrued and unpaid interest on all the Securities of the affected series to be immediately due and payable. Any such notice shall specify the Event of Default and that it is a “Notice of Acceleration.” If an Event of Default specified in

Section 6.01(a)(v) above occurs with respect to the Company, then the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the Securities shall ipso facto become immediately due and payable without further notice or action on the part of the Trustee or any Holder.

(b) At any time after such a declaration of acceleration with respect to the Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VI provided, the Holders of a majority in Principal Amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(i) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue interest on all of the Securities of that series;

(B) the principal of (and premium, if any, on) Securities of that series which has become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in the Securities of that series;

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in the Securities of that series; and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel and

(ii) all Events of Default with respect to the Securities of that series, other than the non-payment of the principal of the Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

No such rescission shall affect any subsequent Default or Event of Default or impair any rights relating thereto.

SECTION 6.03 Other Remedies. (a) If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Securities of such series or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04 Waiver of Past Defaults. The Holders of not less than a majority in aggregate Principal Amount of the Securities of any series then Outstanding may, by written notice to the Trustee, on behalf of the Holders of all of the Securities of such series waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Security of such series. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past default hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any default hereunder, whether or not such Holders remain Holders after such record date. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05 Control by Majority. (a) With respect to the Securities of any series, the Holders of a majority in aggregate Principal Amount of the then Outstanding Securities of that series, on behalf of all Holders of the Outstanding Securities of that series, may direct the time, method and place of conducting any proceeding for any remedies available to the Trustee or of exercising any trust or power conferred on the Trustee. Subject to Sections 7.01 and 7.02, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of that series or that may involve or cause the Trustee any potential liability unless the Holders have offered to the Trustee reasonable indemnity; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

(b) Upon receipt by the Trustee of any such direction with respect to the Securities of such series, a record date shall automatically and without any other action by any Person be set for determining the Holders of Outstanding Securities of such series entitled to join in such direction, which record date shall be the close of business on the day the Trustee receives such direction. The Holders of Outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date.

SECTION 6.06 Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding with respect to this Indenture or the Securities of the applicable series for any remedy thereunder, unless:

(i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(ii) Holders of at least 25% in aggregate Principal Amount of the then Outstanding Securities of that series have also made such a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders of the Securities have provided to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense in connection with the institution of such proceedings;

(iv) the Trustee does not comply with the request delivered in clause (ii) within 90 days; and

(v) during or prior to such 90-day period, the Holders of a majority in aggregate principal amount of the Securities of such series then Outstanding have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request;

provided, however, that the limitations in this Section 6.06 do not apply to a suit initiated by a Holder for the enforcement of payment of the principal of, or premium or interest, if any, on such Securities on or after the respective due dates expressed in such Securities after any applicable grace periods have expired.

A Holder may not use this Indenture either to prejudice the rights of, or to obtain a preference or priority over, another Holder of Securities of the same series in case of any Event of Default described in clause (i), (ii) or (vi) of Section 6.01 or of another Holder of any series of Securities in the case of any Event of Default described in clauses (iii), (iv) or (v) of Section 6.01

SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.06), the right of any Holder to receive payment of principal of (and premium, if any) or interest, if any, on any Security of any series held by such Holder, on or after the respective due dates, redemption dates or repurchase dates expressed in this Indenture or in such series of Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Security Guarantor (if any) for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and the amounts provided in Section 7.07.

SECTION 6.09 Trustee May File Proofs of Claim.

(a) The Trustee is authorized to (irrespective of whether the principal of the Securities of such series is then due):

(i) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities of such series allowed in any bankruptcy, insolvency, liquidation or other judicial proceedings relative to the Company, any Security Guarantor or any other obligor upon the Securities, or their respective creditors or properties; and

(ii) collect and receive any moneys or other property payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture.

Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

(b) Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 Priorities. If the Trustee collects any money, or any money or property distributable pursuant to this Article after the occurrence of any Event of Default, it shall pay out the money or property in the following order:

FIRST: to the Trustee (including and predecessor trustee), its agents and counsel for amounts due under Section 7.07;

SECOND: if the Holders proceed against the Company directly without the Trustee in accordance with this Indenture, to Holders for their collection costs;

THIRD: to Holders for amounts due and unpaid on the Securities of any series for principal and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal and interest, respectively; and

FOURTH: to the Company or, to the extent the Trustee collects any amount pursuant to Article XI hereof from any Security Guarantor, to such Security Guarantor, or to such party as a court of competent jurisdiction shall direct.

The Trustee may, upon at least five Business Days notice to the Company, fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder of Securities of the affected series pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of Outstanding Securities.

ARTICLE VII

TRUSTEE

SECTION 7.01 Duties and Responsibilities of the Trustee. The Trustee, with respect to the Securities of any series, prior to the occurrence of an Event of Default with respect to the Securities of such series and after the curing or waiving of all Events of Default with respect to the Securities of such series which may have occurred, undertakes to perform such duties and only such duties with respect to such series as are specifically set forth in this Indenture.

(a) If an Event of Default with respect to the Securities of a series has occurred and is continuing (and has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misconduct, except that:

(i) this paragraph (c) does not limit the effect of paragraphs (b) and (f) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04, 7.05 or otherwise exercising any trust or power conferred upon the Trustee under this Indenture.

(d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(e) All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust by the Trustee for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder, except as otherwise agreed with the Company.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. This Section 7.01 is in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII and to the provisions of the Trust Indenture Act.

(h) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

(j) Wherever in this Article VII a negligence, misconduct or bad faith standard with respect to the Trustee is referred to, it shall mean a negligence, misconduct or bad faith standard as determined by a final non-appealable judgment of a court of competent jurisdiction.

SECTION 7.02 Rights of Trustee. Subject to Section 7.01:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document;

(b) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company. The Trustee shall not be liable for any action it takes or omits to take in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care by it hereunder;

(d) The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith;

(e) The Trustee may consult with counsel of its selection, and the advice or any Opinion of Counsel with respect to legal matters relating to this Indenture and any series of Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

(f) If the Trustee shall reasonably determine it necessary or advisable after due inquiry of the Company, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, during normal business hours upon reasonable prior notice, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or has received written notice from the Company, the Paying Agent or any Holder of any event that is in fact such a default at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, Custodian and other Person employed to act hereunder;

(i) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of the Officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(j) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action; and

(k) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities of any series and may otherwise deal with the Company, any Security Guarantors or any of their respective Affiliates with the same rights it would have if it were not Trustee. However, in the event the Trustee acquires any conflicting interest pursuant to Section 310(b) of the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee, or resign. Any Paying Agent, Registrar or co-Registrar may do the same with like rights and duties. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or of the Securities, it shall not be accountable for the Company’s use of the proceeds from any of the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of any of the Securities or in any Securities other than the Trustee’s certificate of authentication, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company, are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture, unless it agrees to do so in writing with the Company. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture.

SECTION 7.05 Notice of Default. If a Default or Event of Default occurs and is continuing with respect to the Securities of any series and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder of Securities of such series, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of the Default or Event of Default (“Notice of Default”) within 90 days after the Trustee’s knowledge thereof (unless such Default or Event of Default has been waived or cured prior to such mailing). Except in the case of a Default or Event of Default in payment of principal of, or interest or premium, if any, of any Security of such series (including payments pursuant to the redemption or required repurchase provisions of such Security, if any) or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a committee of directors and/or Trust Officers of the Trustee in good faith determines that withholding the notice is in the interests of the Holders of Securities of such series.

SECTION 7.06 Reports by the Trustee to Holders. The Trustee shall comply with Section 313 of the Trust Indenture Act. The Company agrees to notify promptly the Trustee whenever any Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07 Compensation and Indemnity. (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an opinion of counsel or otherwise, in addition to the compensation for its services, except for any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants, experts and other Persons not regularly in its employ.

(b) The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it without negligence, willful misconduct or bad faith on its part in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.07) and of defending itself against any claims (whether asserted by any Holder, the Company, any Security Guarantor or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own negligence, willful misconduct or bad faith.

(c) To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on a particular Security. The Trustee’s right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company.

(d) The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of the Securities, the termination for any reason of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses or renders services in connection with the occurrence of a Bankruptcy Law Event of Default, the expenses (including the reasonable charges and expenses of its counsel) are intended to constitute expenses of administration under any Bankruptcy Law; provided that this shall not affect the Trustee’s rights as set forth in this Section 7.07 or Section 7.11. “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 7.08 Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice of resignation to the Company and to the Holders of Securities of such series, such notice to the Holders to be given by mailing (by first-class mail) the same within 30 days after such notice is given to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation, the resigning trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or any Holder of the Securities of the affected series who has been a bona fide holder of a Security or Securities of the affected series for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) The Company shall remove the Trustee if:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.10 and shall fail to resign after written request therefor by the Company or by any such Holder of Securities;

(ii) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act, after written request therefor by the Company or by any Holder who has been a bona fide holder of a Security or Securities for at least six months;

(iii) the Trustee shall be adjudged as bankrupt or insolvent;

(iv) a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(v) the Trustee otherwise becomes incapable of acting,

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate Principal Amount of the Securities of any series at the time outstanding may at any time remove the Trustee for that series and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 12.01 of the action in that regard taken by the Holders. If no successor trustee shall have been so appointed and have accepted appointment 60 days after the mailing of such notice of removal, the trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 7.08 shall become effective upon acceptance of appointment by the successor trustee as provided herein.

(e) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

(f) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges and subject to its lien provided for in Section 7.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(g) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which:

(i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates;

(ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee; and

(iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee,

it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. Upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(h) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 7.08, as the case may be.

(i) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the Trust Indenture Act.

(j) Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09 Successor Trustee by Merger. (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Trustee; provided, that such entity shall otherwise be qualified and eligible under this Article VII.

(b) In case at the time such successor or successors to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

SECTION 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

SECTION 7.12 Communications with the Trustee. Any and all notices, certificates, opinions or filings with the SEC required or permitted to be provided by the Company to the Trustee under this indenture shall be in writing and shall be personally delivered, sent via an internationally recognized overnight delivery service or sent by facsimile or electronic transmission to the address or telecopy number of the Corporate Trust Office.

ARTICLE VIII

DEFEASANCE

SECTION 8.01 Applicability of the Article; Company’s Option to Effect Defeasance or Covenant Defeasance. Unless pursuant to Section 2.03 provision is made for the inapplicability of either or both of (a) defeasance of the Securities of a series under Section 8.02 or (b) covenant defeasance of the Securities of a series under Section 8.03, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article, shall be applicable to the Securities of such series, and the Company may, at its option, by resolution of the Board of Directors, at any time, elect to have either Section 8.02 or Section 8.03 applied to the Outstanding Securities of a series upon compliance with the conditions set forth in this Article VIII.

SECTION 8.02 Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the applicable conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to such Outstanding Securities on the date all of the conditions set forth in Section 8.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series, which shall thereafter be deemed to be Outstanding only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) of this Section 8.02, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders of Outstanding Securities of such series to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due;

(ii) the Company’s obligations with respect to such Securities under Sections 2.06, 2.07, 2.08, 2.09, 2.10, 3.02, 8.05, 8.06 and 8.07 hereof;

(iii) the rights (including indemnity rights under Article VII), powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and

(iv) the Company’s obligations under this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof with respect to the Securities of such series.

SECTION 8.03 Covenant Defeasance. Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the applicable conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Article III (other than Sections 3.01, 3.02, 3.03 and 3.10) and Section 4.01 hereof and the covenants contained in any supplemental indenture applicable to such series, with respect to the Outstanding Securities of such series on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such series shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed Outstanding for all other purposes hereunder (it being understood that such Securities shall not be deemed Outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(a)(iii), (iv) or (vi) hereof with respect to Outstanding Securities of such series, but, except as specified above, the remainder of this Indenture and of the Securities of such series shall be unaffected thereby.

SECTION 8.04 Conditions to Legal or Covenant Defeasance. The Company may exercise its Legal Defeasance option or its Covenant Defeasance option with respect to the Outstanding Securities of a particular series only if:

(a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities: (i) an amount in such currency, currencies or currency unit in which such Securities and any related coupons are then specified as payable at Stated Maturity, or (ii) non-callable U.S. Government Obligations that through the scheduled payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and that shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest, if any, on such Outstanding Securities on the stated maturity date of such principal and any installment of principal, or interest or premium, if any;

(b) In the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that: (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) In the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the beneficial owners of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) No Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(a)(v) hereof is concerned, at any time in the period ending on the 124th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company is a party or by which the Company is bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit);

(f) The Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit made by the Company pursuant to its election under Section 8.02 or 8.03 hereof was not made by the Company with the intent of preferring the Holders of the affected Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company, or others;

(g) The Company shall have delivered to the Trustee an Opinion of Counsel, subject to customary exceptions and qualifications, reasonably acceptable to the Trustee to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940; and

(h) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05 Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, the Trustee shall hold in trust all money, U.S. Legal Tender and/or non- callable U.S. Government Obligations (including the proceeds thereof) deposited with it in respect of the Outstanding Securities of a particular series pursuant to this Article VIII. The Trustee shall apply the deposited money and the U.S. Legal Tender from the U.S. Government Obligations through the Paying Agent and in accordance with the provisions of such Securities and this Indenture, to the payment of principal (and premium, if any) and interest, if any, on the Securities.

SECTION 8.06 Repayment to the Company. Notwithstanding anything in this Article VIII to the contrary, (a) the Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money, non-callable U.S. Government Obligations or other securities held by them as provided in Section 8.04 hereof upon payment of all the obligations with respect to the relevant series of Securities under this Indenture (such excess to be determined in the opinion of a nationally recognized firm of independent public accountants and expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof)), and (b) subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money or non-callable U.S. Government Obligations held by them as provided in Section 8.04 hereof for the payment of principal of, premium or interest on the Securities that remains unclaimed for two years, and, thereafter, Holders entitled to the money will be deemed general creditors of the Company with respect to the money and must look only to the Company and not to the Trustee for payment.

SECTION 8.07 Indemnity for Moneys and U.S. Government Obligations Held in Trust. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the moneys or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof, other than any such tax, fee or other charge that by law is for the account of the Holders of the Outstanding Securities of such series.

SECTION 8.08 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender, other moneys or non-callable U.S. Government Obligations in accordance with this Article VIII, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities of the relevant series shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender, other moneys or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of principal of, or premium or interest, if any, on any Security because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Security to receive such payment from the U.S. Legal Tender, other moneys or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

DISCHARGE OF INDENTURE

SECTION 9.01 Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect with respect to any series of Securities (except as to any surviving rights or registration of transfer, exchange or conversion of the Securities of such series expressly provided for in the Indenture or in the form of Security for such series) as to all Outstanding Securities of such series when:

(a) either

(i) all Securities of such series theretofore executed, authenticated and delivered (except lost, stolen or destroyed Securities of such series that have been replaced or paid and Securities of such series for whose payment money has theretofore been (x) deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust or (y) paid to any State or the District of Columbia pursuant to its unclaimed property or similar laws) have been delivered to the Trustee for cancellation; or

(ii) all Securities of such series not theretofore delivered to the Trustee for cancellation

(A) have become due and payable; or

(B) will become due and payable at their stated maturity within one year; or

(C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of

(A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, money in the amount in the currency or currency units in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such series of Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable), or to the Stated Maturity or redemption date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;

(b) the Company has paid or caused to be paid all other sums payable hereunder with respect to such Securities; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture the obligations of the Company to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of paragraph (a) of this Section 9.01, the obligations of the Trustee under Section 9.02 and the last paragraph of Section 3.03 shall survive.

SECTION 9.02 Application of Trust Money. Subject to the provisions of the last paragraph of Section 3.03, all money deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee.

ARTICLE X

AMENDMENTS

SECTION 10.01 Supplemental Indentures Without Consent of Holders. (a) The Company, the Security Guarantors, if any, and the Trustee may amend or supplement this Indenture or the Securities of any series without the consent of any Holder:

(i) to cure any ambiguity, defect or inconsistency;

(ii) to comply with Article IV hereof or in any provision in any supplemental indenture in respect of the assumption by a Successor Company or successor Security Guarantor of the obligations of the Company or a Security Guarantor under the Securities of any or all series and this Indenture;

(iii) to provide for uncertificated Securities in addition to or in place of certificated Securities, provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code;

(iv) to add guarantees with respect to the Securities or to secure the Securities;

(v) to add to the covenants of the Company or any Security Guarantor for the benefit of the Holders of all or any series of Securities or to surrender any right or power herein conferred upon the Company in the Indenture;

(vi) to add any additional Events of Default with respect to all or any series of the Securities;

(vii) to comply with any requirements of the SEC in connection with effecting or maintaining the qualification of this Indenture under the Trust Indenture Act;

(viii) to make any change that would provide any additional rights or benefits to the Holders of all or any series of Securities or that does not, in the opinion of the Trustee, adversely affect the rights of any Holder of such Securities in any material respect;

(ix) to evidence and provide for the acceptance of appointment hereunder by a successor trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;

(x) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.03;

(xi) to make any change necessary to make the Indenture, the Securities of any series or the Security Guarantee relating to any series of Securities, as applicable, consistent with the description of the Securities in the prospectus or any related prospectus supplement relating to such Securities;

(xii) to correct or supplement any provision of the Indenture that may be inconsistent with any other provision of the Indenture or to make any other provisions with respect to matters or questions arising under this Indenture; provided, such actions shall not adversely affect the interests of any Holder; or

(xiii) to change or eliminate any of the provisions of this Indenture; provided, that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of any such provision.

(b) After an amendment or supplement under this Section 10.01 becomes effective, the Company shall mail to Holders of the affected Securities a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.01.

SECTION 10.02 With Consent of Holders. (a) Subject to Section 10.01, except as provided in the next succeeding paragraphs, the Company, the Security Guarantors, if any, and the Trustee may amend or supplement this Indenture or the Securities of any series without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities of such series then Outstanding affected by such modification or amendment (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Securities). Without the consent of each Holder affected hereby, however, an amendment or waiver may not:

(i) reduce the principal amount of Securities of any series whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including Defaulted Interest, on any Securities;

(iii) reduce the principal amount of or change or have the effect of changing the stated maturity of the principal of, or any installment of principal of, any Securities, or change the date on which any Securities may be subject to redemption, or reduce any premium payable upon the redemption thereof or the Redemption Price therefor;

(iv) make any Securities payable in currency other than that stated in the Securities;

(v) make any change in the provisions of this Indenture entitling each Holder to receive payment of principal of, premium and interest on such Securities on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date) or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Outstanding Securities to waive Defaults or Events of Default;

(vi) amend, change or modify in any material respect any obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control Event that has occurred, to the extent any such Change of Control Offer may be required under the terms of any series of Securities;

(vii) eliminate or modify in any manner the obligations of a Security Guarantor with respect to its Security Guarantee which adversely affects Holders in any material respect, except as expressly otherwise provided for in this Indenture; or

(viii) change any obligation of the Company to maintain an office or agency in the place and for the purposes specified in Section 3.02.

Subject to Section 6.04, the Holder or Holders of a majority in aggregate principal amount of the Securities of such series then Outstanding may waive any existing Default or compliance by the Company with any provision of this Indenture or the Securities of any series affected by such default or compliance.

(b) It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(c) After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement o waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Securities then Outstanding affected may waive compliance in a particular instance by the Company with any provision of this Indenture or such Securities.

SECTION 10.03 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 10.04 Compliance with TIA; Documents to Be Given to Trustee. Every such supplemental indenture shall comply with the TIA as then in effect. The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.

SECTION 10.05 Notation on or Exchange of Securities. Securities authenticated and delivered after the adoption of any amendment or supplement pursuant to the provisions of this Article may bear a notation approved by the Trustee as to form (but not as to substance) as to any matter provided for by such amendment or supplement or as to any action taken at any such meeting. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Securities of any series then Outstanding will execute and upon Company Order the Trustee will authenticate and make available for delivery new Securities of such series that reflects the changed terms. Failure to make the appropriate notation or to issue new Securities shall not affect the validity of such amendment or supplement.

SECTION 10.06 Trustee to Sign Amendments and Supplements. Upon receipt of a Company Order accompanied by a resolution of the Company’s Board of Directors authorizing the execution of a supplemental indenture pursuant to Section 10.01 or Section 10.02 hereof, and upon receipt by the Trustee of:

(i) the documents described in Section 10.04 hereof; and

(ii) with respect to an amendment pursuant to Section 10.02, evidence satisfactory to the Trustee of the consent of the Holders as aforesaid,

the Trustee shall join with the Company in the execution of any amendment, supplement or waiver, including any supplemental indenture, and to make any further appropriate agreements and stipulations which may be therein contained, unless such amendment, supplement or waiver affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment, supplement or waiver. In signing such amendment, supplement or waiver, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.01 and 7.02) shall be fully protected in relying upon such evidence as it deems appropriate, including, without limitation, solely an Opinion of Counsel and an Officer’s Certificate stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that all conditions precedent to the execution of such amendment, supplement or waiver have been complied with.

ARTICLE XI

SECURITY GUARANTEES

SECTION 11.01 Applicability of the Article; Company’s Option to Implement Security Guarantees. If pursuant to Section 2.03 provision is made for the applicability of either Security Guarantees with respect to the Securities of a series under this Article XI, then the provisions of this Article XI, together with the other provisions of the Securities of such series, shall be applicable to the Securities of such series, as such provisions may be modified by any supplemental indenture in respect of such series of Securities.

SECTION 11.02 Security Guarantees. (a) Each Security Guarantor hereby fully and unconditionally guarantees, jointly and severally with each other Security Guarantor, to each Holder and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the obligations (such guaranteed obligations, the “Guaranteed Obligations”) of the Securities of any series that are subject to Security Guarantees. Unless terminated hereunder, each such Security Guarantor further agrees (to the extent permitted by law) that such obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound by the provisions of this Article XI, to the extent otherwise applicable, notwithstanding any extension or renewal of any such obligation. Each Security Guarantor hereby agrees to pay, in addition to the amounts stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing or exercising any rights under any Security Guarantee.

(b) Each Security Guarantor waives presentation to, demand of payment from and protest to the Company of any of the obligations under such Securities or this Indenture and also waives notice of protest for nonpayment. Each Security Guarantor waives notice of any default under this Indenture, the Securities of such series or any other agreement. The obligations of each Security Guarantor hereunder shall not be affected by (i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities of such series or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the obligations under the Securities or this Indenture; (v) the failure of any Holder to exercise any right or remedy against the other Security Guarantors with respect to the Securities of such series; or (vi) any change in the ownership of the Company.

(c) Each Security Guarantor further agrees that its Security Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the obligations under such Securities.

(d) The obligations of each Security Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the obligations under the Securities in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the obligations under the Securities or this Indenture. Without limiting the generality of the foregoing, the obligations of each Security Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations under the Securities or this Indenture, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Security Guarantor or would otherwise operate as a discharge of such Security Guarantor as a matter of law or equity.

(e) Each Security Guarantor further agrees that its Security Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Company’s obligations with respect to the Securities of such series is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

(f) In furtherance of the foregoing and not in limitation of any other right which the Trustee or any Holder has at law or in equity against each Security Guarantor by virtue hereof, upon the failure of the Company to pay any of the Company’s obligations with respect to the Securities of such series when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Security Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of:

(i) the unpaid amount of such obligations then due and owing; and

(ii) accrued and unpaid interest on such obligations under the Securities and this Indenture then due and owing (but only to the extent not prohibited by law);

provided, that any delay by the Trustee in giving such written demand shall in no event affect any Security Guarantor’s obligations under its Security Guarantee.

(g) Each Security Guarantor further agrees that, as between such Security Guarantor on the one hand, and the Holders, on the other hand:

(i) the maturity of the obligations with respect to Securities of such series guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Security Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of such obligations; and

(ii) in the event of any such declaration of acceleration of such obligations, such obligations (whether or not due and payable) shall forthwith become due and payable by such Security Guarantor for the purposes of such Security Guarantee.

SECTION 11.03 Limitation on Liability; Termination; Release and Discharge.

(a) The obligations of each Security Guarantor hereunder with respect to the Securities of any series shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Security Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Security Guarantor in respect of the obligations of such other Security Guarantor under its Security Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Security Guarantor under its Security Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

(b) If no Default or Event of Default has occurred and is continuing, a Security Guarantor will be released and relieved of its obligations under its Security Guarantee:

(i) automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any Person that is not an Affiliate of the Company, of all of the Company’s direct or indirect equity interests in the Security Guarantor;

(ii) automatically upon the liquidation and dissolution of the Security Guarantor;

(iii) following delivery of a written notice by the Company to the Trustee, upon the release of all guarantees or other obligations of the Security Guarantor with respect to the obligations of the Company or any of its Subsidiaries under the Senior Credit Facility; provided that if at any time following any release of a Security Guarantor from its guarantee of the Securities pursuant to this subsection (iii), the Security Guarantor again guarantees, becomes a co-obligor with respect to or otherwise provides direct credit support for any of the obligations of the Company or any of its Subsidiaries under the Senior Credit Facility, then the Company shall cause the Security Guarantor to again guarantee the Securities in accordance with this Indenture.

(c) If there is a Legal Defeasance or a Covenant Defeasance, or if the Company satisfies its obligations under the Securities pursuant to Section 9.01, then all of the Security Guarantors will be released and relieved of their obligations under their respective Security Guarantees.

SECTION 11.04 Reserved. [Reserved].

SECTION 11.05 Right of Contribution. Each Security Guarantor that makes a payment or distribution under a Security Guarantee will be entitled, upon payment in full of all Guaranteed Obligations under the Securities, to a contribution from each other Security Guarantor in an amount equal to such other Security Guarantor’s pro rata portion of such payment, based on the respective net assets of all the Security Guarantors at the time of such payment determined in accordance with GAAP. The provisions of this Section 11.05 shall in no respect limit the obligations and liabilities of each Security Guarantor to the Trustee and the Holders and each Security Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Security Guarantor hereunder.

SECTION 11.06 No Subrogation. Each Security Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full in cash or cash equivalents of all the Company’s obligations under the relevant Securities. If any amount shall be paid to any Security Guarantor on account of such subrogation rights at any time when all of the such obligations shall not have been paid in full in cash or cash equivalents, such amount shall be held by such Security Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Security Guarantor, and shall, forthwith upon receipt by such Security Guarantor, be turned over to the Trustee in the exact form received by such Security Guarantor (duly endorsed by such Security Guarantor to the Trustee, if required), to be applied against the such obligations.

ARTICLE XII

CONCERNING THE HOLDERS

SECTION 12.01 Evidence of Action Taken by Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of any series may be embodied in and evidenced:

(a) by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing;

(b) by the record of the Holders of Securities of such series voting in favor thereof at any meeting of Holders duly called and held; or

(c) by a combination of such instrument or instruments and any such record of such a meeting of Holders;

and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 7.01 and 7.02) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.

SECTION 12.02 Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 7.01 and 7.02, the execution of any instrument by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security Register or by a certificate of the Registrar thereof. The Company may set a record date for purposes of determining the identity of holders of Securities entitled to vote or consent to any action referred to in Section 12.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 90 days nor less than 20 days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only holders of Securities of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

SECTION 12.03 Who May Be Deemed Owners of Securities. The Company, the Trustee, any Paying Agent and any Registrar may deem and treat the person in whose name any Security of any series shall be registered in the Security Register on the applicable record date as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of (and premium, if any) and interest, if any, on such Security and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary. All such payments so made to, or upon the order of, any Holders shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability of moneys payable upon any such Security.

SECTION 12.04 Record Date for Action by Holders. Whenever in this Indenture it is provided that Holders of a specified percentage in aggregate principal amount of the Securities of any series may take any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), other than any action taken at a meeting of Holders of such series, the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least 10% in aggregate principal amount of the Securities of such series then Outstanding, may request the Trustee to fix a record date for determining Holders entitled to notice of and to take any such action. In case the Company or the Holders of Securities of such series in the amount above specified shall desire to request Holders of such series to take any action and shall request the Trustee to fix a record date with respect thereto by written notice setting forth in reasonable detail the Holder action to be requested, the Trustee shall promptly (but in any event within five days of receipt of such request) fix a record date that shall be a business day not less than 15 nor more than 20 days after the date on which the Trustee receives such request. If the Trustee shall fail to fix a record date as hereinabove provided, then the Company or the Holders of Securities of such series in the amount above specified may fix the same by mailing written notice thereof (the record date so fixed to be a business day not less than 15 nor more than 20 days after the date on which such written notice shall be given) to the Trustee. If a record date is fixed according to this Section 12.04, only persons shown as Holders of the Securities of such series on the Security Register at the close of business on the record date so fixed shall be entitled to take the requested action and the taking of such action by the Holders of Securities of such series on the record date of the required percentage of the aggregate Principal Amount of the Securities shall be binding on all Holders of such series; provided, that the taking of the requested action by the Holders of Securities of such series on the record date of the percentage in aggregate Principal Amount of the Securities in connection with such action shall have been evidenced to the Trustee, as provided in Section 12.01, not later than 180 days after such record date.

SECTION 12.05 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 12.01, of the taking of any action by the Holders of the percentage in aggregate Principal Amount of the Securities of any series specified in this Indenture in connection with such action, any holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities of the series the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate Principal Amount of the Securities of any series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Securities of such series.

ARTICLE XIII

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 13.01 Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

(a) semi-annually, not later than 15 days after the Regular Record Date for each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of such Regular Record Date (unless the Trustee has such information), or if there is no Regular Record Date for interest for such series of Securities, semi-annually, upon such dates as are set forth in the Board Resolution or indenture supplemental hereto authorizing such series, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Registrar, no such list shall be required to be furnished.

SECTION 13.02 Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 13.01 and the names and addresses of Holders received by the Trustee in its capacity as the Registrar. The Trustee may destroy any list furnished to it as provided in Section 13.01 upon receipt of a new list so furnished.

(b) If three or more Holders (referred to in this Section 13.02(b) as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

(i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 13.02(a); or

(ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 13.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 13.02(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the SEC, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the SEC, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the SEC shall find, after notice and opportunity for hearing, that all objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 13.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 13.02(b).

SECTION 13.03 Reports by the Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15th following the date of this Indenture (commencing May 15, 2015) deliver to Holders a brief report, dated as of such May 15th, which complies with the provisions of such Section 313(a).

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which Securities of any series are listed, with the SEC and with the Company. The Company will promptly notify the Trustee when any Securities are listed on any securities exchange and of any delisting thereof.

ARTICLE XIV

MISCELLANEOUS

SECTION 14.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control.

SECTION 14.02 Notices.

(a) Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

if to the Company: Southwestern Energy Company, 10000 Energy Drive, Spring, Texas 77389, Attention: Chief Financial Officer;

if to the Trustee: U.S. Bank National Association, 5555 San Felipe, Suite 1150 Houston, Texas 77056, Attention: Corporate Trust.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Any notice or communication mailed to a registered Holder shall be mailed or delivered by an overnight delivery service to the Holder at the Holder’s address as it appears on the Security Register and shall be sufficiently given if so mailed or delivered within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. In case by reason of suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders as shall be made with the approval of the Trustee, which approval shall not be unreasonably withheld, shall constitute a sufficient notification to such Holders for every purpose hereunder.

(c) Any notices or communications given to the Trustee shall be effective only upon actual receipt by the Trustee at its Corporate Trust Office, and any notices or communications given to the Company shall be effective only upon actual receipt by the Company at the address shown in Section 14.02(a).

(d) Any notice or communication delivered to the Company under the provisions herein shall constitute notice to the Security Guarantors, if any.

(e) The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by Persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company; provided that no such reliance shall be permitted in cases of willful misconduct, bad faith or negligence. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and (absent negligence, bad faith or willful misconduct) the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee for the purposes of this Indenture.

(f) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. The Trustee may waive notice to it of any provision herein, and such waiver shall be deemed to be for its convenience and discretion. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(g) Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, any Security Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 14.03 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with,

except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

SECTION 14.04 Statements Required in Certificate or Opinion. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Any certificate, statement or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters or information which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an Officer or Officers of the Company unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of an Officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company unless such Officer or counsel knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

SECTION 14.05 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 14.06 Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the Regular Record Date shall not be affected.

SECTION 14.07 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders of the Securities and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Indenture or any provision herein contained.

SECTION 14.08 Governing Law, Etc.

(a) THIS INDENTURE (INCLUDING ANY SECURITY GUARANTEES) AND THE SECURITIES OF ANY SERIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES OF ANY SERIES OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY LAW.

(b) Each of the Company and any Security Guarantor hereby:

(i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture (including any Security Guarantees) or the Securities of any series, as the case may be, may be instituted in any Federal or state court sitting in the Borough of Manhattan, The City of New York;

(ii) waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum;

(iii) irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding;

(iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment; and

(v) agrees that service of process by mail to the addresses specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.

(c) Nothing in this Section 14.08 shall affect the right of the Trustee or any Holder of Securities to serve process in any other manner permitted by law.

SECTION 14.09 No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling Person, as such, of the Company or any Security Guarantor shall not have any liability for any obligations of the Company under any Security of any series, this Indenture or any Security Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting of the Securities of such series, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities of such series.

SECTION 14.10 Successors. All agreements of the Company and any Security Guarantor in this Indenture and the Securities of any series shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 14.11 Duplicate and Counterpart Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

SECTION 14.12 Severability. In case any provision in this Indenture or in the Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 14.13 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 14.14 PATRIOT ACT Compliance. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT ACT the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each Person or legal entity that establishes a relationship or opens account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the USA PATRIOT ACT.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

SOUTHWESTERN ENERGY COMPANY, as Company

By:	/s/ R. Craig Owen
Name: R. Craig Owen
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven Finklea
Name: Steven Finklea
Title: Vice President